UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 7, 2016

PUBLIC SERVICE ELECTRIC AND GAS COMPANY
(Exact name of registrant as specified in its charter)
New Jersey (State or other jurisdiction of incorporation)	001-00973 (Commission File Number)	22-1212800 (I.R.S. Employer Identification No.)
80 Park Plaza, P.O. Box 570
Newark, New Jersey 07101-0570
(Address of principal executive offices) (Zip Code)
973-430-7000
(Registrant's telephone number, including area code)
http://www.pseg.com

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On September 7, 2016, Public Service Electric and Gas Company (“PSE&G”) commenced its program for the issuance from time to time of up to $1,450,000,000 principal amount of its Secured Medium-Term Notes, Series L, due 1 year to 30 years from the date of issue (the “Secured Medium-Term Notes”). The Secured Medium-Term Notes will be secured as to payment of the principal thereof (exclusive of any premium) and interest thereon by $1,450,000,000 principal amount of PSE&G’s First and Refunding Mortgage Bonds, Medium-Term Notes, Series L (the “Series L Mortgage Bonds”).

On September 13, 2016, PSE&G completed a public offering of $425 million aggregate principal amount of its 2.250% Secured Medium-Term Notes, Series L, due September 15, 2026 (the “Notes”). The Notes were offered and sold by PSE&G pursuant to a registration statement on Form S-3 (File No. 333-200353) (the “Registration Statement”) and the related Prospectus dated November 18, 2014, and Prospectus Supplement and Pricing Supplement, each dated September 7, 2016.

In connection with the commencement of the program and the offering of the Notes, PSE&G is filing herewith the following exhibits:

•	Distribution Agreement, dated September 7, 2016, among PSE&G and the Agents named therein relating to the Secured Medium-Term Notes; and
•	Opinion of Tamara L. Linde, Executive Vice President and General Counsel of PSE&G, as to the legality of the Series L Mortgage Bonds and the Notes,

each of which is incorporated by reference into the Registration Statement.

Item 9.01. Financial Statements and Exhibits

Exhibit 1-3(b)	Distribution Agreement, dated September 7, 2016, among PSE&G and the Agents named therein relating to the Secured Medium-Term Notes, Series L.
Exhibit 5-5	Opinion of Tamara L. Linde, Executive Vice President and General Counsel of PSE&G, as to the legality of the Series L Mortgage Bonds and the Notes.
Exhibit 23-8	Consent of Tamara L. Linde, Executive Vice President and General Counsel of PSE&G (included in Exhibit 5-5).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

PUBLIC SERVICE ELECTRIC AND GAS COMPANY (Registrant)
By:	/s/ Stuart J. Black
Stuart J. Black Vice President and Controller (Principal Accounting Officer)

Date: September 13, 2016

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